UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

LITTLE SQUAW GOLD MINING COMPANY

(Exact Name of Registrant as Specified in Charter)

Alaska

(State or Other Jurisdiction of Incorporation)

001-06412 (Commission File Number)	91-0742812 (IRS Employer Identification No.)

3412 S Lincoln Drive

Spokane WA  99203-1650

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (509) 624-5831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 3.02.  Unregistered Sale of Equity Securities

Little Squaw Gold Mining Company (“Little Squaw,” the “registrant” or “Company”) closed a private placement on December 27, 2006 (the “Closing Date”), of 3,012,002 Units, at a price of $1.00 per Unit, each Unit consisting of one share of the registrant’s common stock, par value $0.10, and one half of one (1/2) share purchase warrant.   Little Squaw received gross proceeds of $3,012,002 in connection with the private placement.

Little Squaw granted registration rights to the investors and agreed to use commercially reasonable efforts to file a registration statement, to register the resale of the common stock and shares of common stock issuable upon exercise of the warrants, within 60 days of the Closing Date and to use commercially reasonable efforts to cause the registration statement to be effective within 120 days (or 150 days upon full review by the SEC).

Each whole warrant is exercisable to acquire one additional share of common stock at an exercise price of US$1.50 per share for a period of two years.  Following the effectiveness of a registration statement qualifying the resale of the common stock underlying the warrants, Little Squaw may require Warrant holders, at any time following the date that the closing bid price of the Shares as listed on the registrant’s principal market, as quoted by Bloomberg L.P. (the “Closing Bid Price”) has averaged at or above $2.00 for a period of five consecutive trading days, to exercise the warrants and acquire warrant shares at the applicable exercise price per share.  The warrant holders will be required to exercise the warrants within five (5) business days of the receipt of notice from Little Squaw, after which time the warrants shall be cancelled if unexercised.

The offering of units was conducted by Little Squaw in a private placement to non-U.S. persons outside the United States in off shore transactions pursuant to an exemption from registration available under Rule 903 of Regulation S of the United States Securities Act of 1933, as amended, and in the United States solely to accredited investors pursuant to an exemption from registration available under Rule 506 of Regulation D of the Securities Act.

A registered broker dealer acted as placement agent in connection with the private placement and received a cash fee of 6% of the gross proceeds and agents options to purchase Units within one year of closing equal to 5% of the number of Units sold, on the same terms as Units purchased by investors.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: January 3, 2006	By: /s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer